                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 2, 2003


                              HELEN OF TROY LIMITED
             (Exact name of registrant as specified in its charter)


         BERMUDA                        001-14669            74-2692550
(State or other jurisdiction           (Commission          (IRS Employer
    of incorporation)                  File Number)       Identification No.)


                                 CLARENDON HOUSE
                                  CHURCH STREET
                                HAMILTON, BERMUDA
                        (Business address of registrant)

                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912
                  (United States mailing address of registrant)

       Registrant's telephone number, including area code: (915) 225-8000

                              HELEN OF TROY LIMITED

ITEM 5.  OTHER EVENTS.

    On Tuesday, September 2, 2003, Helen of Troy Limited issued a press release, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

    The press release states "Sales of Brut(R) products are expected to be approximately $40 million over the next 12 months. The transaction is expected to be accretive to Helen of Troy's earnings in the remainder of fiscal year 2004, with earnings per share contribution in the range of $.20 - $.24 for the fiscal year beginning March 1, 2004." Investors are cautioned that the foregoing statement is a forward-looking statement. There are a number of risks and uncertainties that could cause actual results to differ materially from historical or anticipated results. These risks include, but are not limited to:

              The range of earnings per share contribution is based, in part, on historical unaudited financial information. There is not assurance that such information will reflect actual sales of Brut(R) product after it is acquired by the Company.

              There is a risk that customers of the former owner of Brut(R) may not continue to be customers of the Company. The customers for the Brut(R) product have no long-term commitments to purchase Brut(R) products. In addition, several of the Company's largest customers have complex purchasing systems that require substantial efforts to include new product offerings. The Company may not be successful in transitioning existing Brut(R) customers to the Company, and if transitioned, there could be delays in the process, both of which could adversely affect the sale of Brut(R) products.

              There is a risk that the Company may experience delays in transitioning the manufacturing of the Brut(R) product and any such delays could adversely affect sales of Brut(R) product.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS.

         Exhibit No.        Description.

            99.1            Press Release dated September 2, 2003

                              HELEN OF TROY LIMITED

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HELEN OF TROY LIMITED


September 4, 2003                      By: /s/  Thomas J. Benson
-----------------                          ---------------------
Date                                       Thomas J. Benson
                                           Senior Vice President, Finance and
                                           Chief Financial Officer